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                                                                     Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Dow Jones & Company, Inc. on Form S-8 of our report dated January 29, 1998 on our audits of the consolidated financial statements and financial statement schedule of Dow Jones & Company, Inc. and Subsidiaries, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."

                                          PricewaterhouseCoopers LLP

New York, New York
January 20, 1999